SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to
       Section 14(a) of the Securities Exchange Act of 1934
                        (Amendment No.   )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2)

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to 240.14a-11(c)
       or 240.14a-12

                Mid-America Bancorp
     (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
          14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[   ]     $500 per each party to the controversy pursuant to
          Exchange Act Rule 14a-6(i)(3).

[   ]     Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     __________________________________________________________
     2)  Aggregate number of securities to which transaction
     applies:
     ___________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ___________________________________________________________
     4)  Proposed maximum aggregate value of transaction:
     ___________________________________________________________
     5)  Total fee paid:
     ___________________________________________________________

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ____________________________________________________

     2) Form, Schedule or Registration Statement No.:
        ____________________________________________________

     3) Filing Party:
        ____________________________________________________

     4) Date Filed:
        _____________________________________________________

                                       MID-AMERICA BANCORP
                                        500 West Broadway
                                   Louisville, Kentucky 40202

                            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mid-America Bancorp, a Kentucky corporation (the "Company"), will be held in the William Ray Gallery of the Kentucky Derby
Museum at Churchill Downs, 704 Central Avenue, Louisville,
Kentucky 40208, on April 18, 1996, at 10:00 a.m., Eastern
Daylight time, for the following purposes:

    (1) Election of Directors. To elect six directors in Class 2 for terms expiring at the 1999 Annual Meeting of Share-holders and one director in Class 1 for a term expiring at the 1998 Annual Meeting of Shareholders.

    (2) Other Matters. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on February 16, 1996, will be entitled to notice of and to vote at the Annual Meeting.

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING THE PROXY AT ANY TIME BEFORE IT IS EXERCISED.

                                           By Order of the Board of Directors
Louisville, Kentucky                              Orson Oliver
March 18, 1996                                       President

                                       MID-AMERICA BANCORP
                                        500 West Broadway
                                   Louisville, Kentucky 40202

                                         PROXY STATEMENT

                                       GENERAL INFORMATION

    The proxy accompanying this Proxy Statement is being solicited by the Board of Directors of Mid-America Bancorp, a Kentucky corporation (the "Company"), for use in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held in the William Ray Gallery of the Kentucky Derby Museum at Churchill Downs, 704 Central Avenue, Louisville, Kentucky 40208, at 10:00 a.m., Eastern Daylight time, on Thursday, April 18,
1996, and at any adjournments thereof. This Proxy Statement and accompanying proxy are first being mailed to shareholders on or about March 18, 1996. The Company's Annual Report to Share-holders for the year ended December31, 1995, including consoli-dated financial statements, has previously been mailed.

    Shares represented by proxies in the accompanying form which are received by the Company properly signed and dated will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions specified. If no instructions are given, the shares represented by the proxy will be voted FOR the Nominees for director named below in this Proxy Statement and, in the discretion of the person(s) named in the accompanying proxy or their substitutes, for any other matter that may be brought before the Annual Meeting. Pursuant to the Company's By?Laws, the proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised, by filing with the Secretary of the Company written notice of such revocation or by executing and delivering to the Secretary a proxy bearing a later date.

    The cost of solicitation of proxies by the Board of Directors will be borne by the Company. The initial solicitation of proxies by mail may be supplemented by directors, officers and employees of the Company or its major banking subsidiary, Mid-America Bank of Louisville and Trust Company (the "Bank"), by telephone or other means of communication. None of the directors, officers or employees of the Company or the Bank will receive any additional compensation for any such supplemental solicitation of proxies. Proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, without par value ("Common Stock"), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

    Only shareholders of record at the close of business on February 16, 1996 (the "Record Date"), are entitled to vote at the Annual Meeting or any adjournments thereof. As of the Record Date, there were 9,098,895 outstanding shares of Common Stock. Other than for the election of directors, each share entitles its holder to one vote on all matters to be acted upon at the Annual Meeting. Shareholders have cumulative voting rights in the election of directors. In electing directors, each shareholder has the number of votes equal to the number of shares held by him or her on the Record Date multiplied by the number of directors to be elected. Each shareholder may cumulate his or her votes and cast all such votes for one nominee or may distribute such votes among as many nominees as he or she chooses. The seven Nominees receiving the most votes at the Annual Meeting will be elected directors.

    A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. Abstentions and broker non-votes will have no effect on matters decided by a plurality vote, such as the election of directors.


                                     PRINCIPAL SHAREHOLDERS

    Except as set forth on the following page, the Company knows of no shareholder who beneficially owned more than 5% of the Company's outstanding Common Stock on the Record Date, February
16, 1996.



Name and Address of                   Number of              Percentage
Beneficial Owner                        Shares (1)             of Class (1)

Bertram W. Klein                    1,945,107(2)               21.4%
6403 Shrader Lane
LaGrange, Kentucky  40031




______________________________
(1) Based upon information furnished to the Company by Mr. Klein and information contained in shareholder records of the Company. Under the rules of the Securities and Exchange Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named person has sole voting and investment power with respect to the shares shown for him. The numbers shown include shares which are not currently outstanding but of which the named person has the right to acquire benefi-cial ownership within 60 days of the Record Date. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the named person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)    Includes the following shares beneficially owned by Mr.
       Klein: 1,059,090 shares held in trusts over which Mr. Klein has sole or shared voting and investment power as trustee or co?trustee; 29,419 shares held by entities over which Mr. Klein has sole voting and investment power; 552,414 shares in which Mr. Klein shares voting power pursuant to pow-ers?of?attorney; 34,877 shares held by Mr. Klein under the Company's 401(K) and Employee Stock Ownership Plan ("ESOP") at December 31, 1994, the most current plan information available; and 44,225 shares which Mr. Klein has the right to acquire pursuant to the exercise of options exercisable currently or within 60 days after the Record Date under the stock option plans of the Company. Also includes 68,196 shares held by Mr. Klein's spouse, with respect to which Mr. Klein shares voting and investment power.



                                      ELECTION OF DIRECTORS

  The Board of Directors of the Corporation is divided into three classes -- for convenience denominated Class 1, Class 2, and Class 3 -- whose terms of office are staggered so that only one class of directors is elected at an annual meeting of share-holders. The term of the Directors in Class 2 expires this year, and their successors are to be elected at this Annual Meeting. The terms of the Directors in the other two classes do not expire until 1997 and 1998, and consequently, with one exception, their successors are not to be elected at this Annual Meeting. Mr. Guillaume, who was elected a director at the October, 1995, meeting of the Board of Directors, is a nominee for director in Class 1 with a term expiring in 1998. Pursuant to the Articles of Incorporation, the Board of Directors has set the number of Directors for 1996 at 18.

  The Nominees for Directors in Classes 1 and 2 and the Directors belonging to Classes 1 and 3 whose terms of office will extend beyond the Annual Meeting, are set forth on the following pages, together with information regarding the number of shares of the Company's Common Stock owned by each, his or her principal occupation during the past five years and certain other infor-mation. Information relating to the ownership of shares by the executive officers named in the Summary Compensation Table, and all the directors and executive officers as a group, is also included.

  With the exception of Mr. Pakenham and Mr. Guillaume, each of the Nominees was elected a director at the 1994 Annual Meeting of Shareholders. Mr. Pakenham was elected a director at the April, 1995, meeting of the Board of Directors. Mr. Guillaume was elected a director at the October, 1995, meeting of the Board of Directors upon his appointment as Vice Chairman and Chief Executive Officer of the Company. Although it is not anticipated that any of the Nominees will decline or be unable to serve, if that should occur, the persons named in the accompanying proxy, or their substitutes, may, in their discretion, vote for substitute nominees. In addition, if any shareholder(s) shall vote shares cumulatively or otherwise for the election of a director or directors other than the Nominees named below, or substitute nominees, the persons named in the accompanying proxy, or their substitutes, will have the discretionary authority to vote cumulatively for some number less than all of the Nominees named below or any substitute nominees, and for such persons nominated as they may choose. All information is presented as of the Record Date unless otherwise noted.



                                Positions and                                           % of
Name                   Age      Offices          Director Principal         Total       Class
                                Currently Held     Since     Occupation     Shares(1)      (2)



NOMINEES FOR CLASS 2

Donald G. McClinton          62 Director             1980 Investor, owner     10,851(4)      (3)
                                                          Skylight
                                                          Thoroughbred
                                                          Training Centers,
                                                          Inc.; formerly,
                                                          Chairman,
                                                          Interlock
                                                          Industries, Inc.,
                                                          manufacturing
                                                          and
                                                          transportation
                                                          services

John S. Palmore              78 Director             1983 Attorney,                 380      (3)
                                                          Jackson & Kelly,
                                                          Lexington,
                                                          Kentucky; Retired
                                                          Chief Justice,
                                                          Supreme Court of
                                                          Kentucky

Woodford R. Porter, Sr.      77 Director             1981 President and           2,247      (3)
                                                          Chief Executive
                                                          Officer, A.D.
                                                          Porter & Sons,
                                                          funeral services

Raymond L. Sales             73 Director             1986 Attorney, Partner,   5,265(5)      (3)
                                                          Segal, Isenberg,
                                                          Sales, Stewart,
                                                          Cutler & Tillman

Thomas E. Sandefur, Jr.      56 Director             1985 Retired Chairman        1,923      (3)
                                                          and Chief
                                                          Executive Officer,
                                                          Brown &
                                                          Williamson
                                                          Tobacco Corp.,
                                                          tobacco
                                                          products; San
                                                          Destin, Florida

Jerome J. Pakenham           60 Director             1995 Chief Financial      2,658(6)      (3)
                                                          Officer,
                                                          Archdiocese of
                                                          Louisville

NOMINEE FOR CLASS 1

R. K. Guillaume              52 Vice Chairman,       1995 Chief Executive         1,030      (3)
                                Director and              Officer and Vice
                                Chief Executive           Chairman of the
                                Officer                   Company. Former
                                                          President of
                                                          BankOne,
                                                          Kentucky

                       CONTINUING DIRECTORS
DIRECTORS of CLASS 1

Robert P. Adelberg           58 Director             1975 President, Robert       5,880      (3)
                                                          Adelberg
                                                          Insurance
                                                          Agency,
                                                          insurance and
                                                          real estate
                                                          services

Stanley L. Atlas(7)          58 Director             1979 Investor, Retired  287,435(7)      3.2%
                                                          Executive Vice
                                                          President of
                                                          Company

Martha Layne Collins         59 Director             1988 President, Collins        188      (3)
                                                          & Associates,
                                                          economic
                                                          development
                                                          consulting,
                                                          Lexington,
                                                          Kentucky;
                                                          President, St.
                                                          Catherine College;
                                                          Former Governor
                                                          of Kentucky

Bruce J. Roth                51 Director             1994 Partner, Louis T.   58,674(8)      (3)
                                                          Roth, CPA

Bertram W. Klein(9)          65 Chairman of          1967 Chairman of the   1,945,107(9)    21.4%
                                the Board                 Board and until
                                                          October, 1995,
                                                          Chief Executive
                                                          Officer of the
                                                          Company

DIRECTORS of CLASS 3

Leslie D. Aberson            59 Director             1983 Attorney, Partner, 19,494(10)      (3)
                                                          Washer, Kaplan,
                                                          Rothschild,
                                                          Aberson & Miller

William C. Ballard, Jr.      55 Director             1991 Attorney, Of       13,102(11)      (3)
                                                          Counsel,
                                                          Greenebaum Doll
                                                          & McDonald
                                                          PLLC, Louisville,
                                                          Kentucky; retired
                                                          Executive Vice
                                                          President and
                                                          Chief Financial
                                                          Officer, Humana
                                                          Inc.,  integrated
                                                          health care
                                                          services

Peggy Ann Markstein          45 Director             1992 Assistant           7,948(12)      (3)
                                                          Prosecuting
                                                          Attorney, Butler
                                                          County
                                                          Prosecutor's
                                                          Office, Hamilton,
                                                          Ohio

Orson Oliver                 52 Director and         1979 President of the   88,525(13)      (3)
                                President                 Company

Benjamin K. Richmond         52 Director             1993 President,                109      (3)
                                                          Louisville Urban
                                                          League

Henry C. Wagner              53 Director             1989 President and             742      (3)
                                                          Chief Executive
                                                          Officer, Jewish
                                                          Hospital
                                                          Healthcare
                                                          Services, Inc.,
                                                          and Jewish
                                                          Hospital, Inc.,
                                                          medical services



NON-DIRECTOR NAMED OFFICERS

                                                   Total     % of
                                                 Shares(1)  Class(2)


Gail Pohn . . . . . . . . . . . . . . . . . . . . . .33,092(14)  (3)
Robert H. Sachs . . . . . . . . . . . . . . . . . . .33,005(14)  (3)
Steven A. Small  . . . . . . . . . . . . . . . . . . 33,125(14)   (3)
Thomas L. Weber . . . . . . . . . . . . . . . . . . .92,417(15)  (3)
All Directors and Executive Officers as a group
 (29 in number, including the above). .. . . . . . 2,780,785(16)  30.6%
________________________________________

(1)Based on the beneficial ownership rules of the Securities and Exchange Commission as described in footnote 1 to "PRINCIPAL
SHAREHOLDERS." Unless otherwise indicated, the named persons have sole voting and investment power with respect to the shares shown for them.

(2)Based on 9,098,895 shares outstanding as of February 16, 1996, the Record Date for the Annual Meeting. Shares of Common
Stock subject to options exercisable within 60 days of the Record Date are deemed outstanding for computing the percent-age of class of the person holding such options but are not deemed outstanding for computing the percentage of class for any other person.

(3)
Less than 1%.

(4)Includes 5,899 shares held by Mr. McClinton's spouse, as to which shares Mr. McClinton shares voting and investment power.

(5)
Includes 1,356 shares held by Mr. Sales' spouse as to which Mr. Sales shares voting and investment power.

(6)
Includes 1,340 shares held by Mr. Pakenham and his spouse as joint tenants, as to which Mr. Pakenham shares voting and investment power.

(7)Includes 10,091 shares held by Mr. Atlas and his spouse as joint tenants, as to which Mr. Atlas shares voting and invest-ment power. Mr. Atlas' spouse is Bertram W. Klein's first cousin. Mr. Atlas and his spouse have granted a proxy to Bank management pursuant to an Agreement to vote their shares and have granted a right of first refusal to the Bank and its Chairman prior to selling such shares to any third party.

(8)
Includes 1,818 shares held by Mr. Roth's spouse as to which Mr. Roth shares voting and investment power and 1,611 shares held by a minor child as to which Mr. Roth has voting and investment power. Also includes 30,820 shares held in trust as to which Mr. Roth shares voting and investment power, and 18,306 shares held in partnerships as to which Mr. Roth has voting and investment power. Also includes 3,863 shares held by adult children for which Mr. Roth disclaims beneficial ownership.

(9)See footnote 2 to "PRINCIPAL SHAREHOLDERS" for a description of the shares beneficially owned by Mr. Klein. Mr. Klein's sons, David N. Klein and Richard B. Klein, are executive officers of the Company. Mr. Klein is the first cousin of Mr.
Atlas' spouse.

(10)Includes 2,421 shares held in trust over which Mr. Aberson has voting and investment power. Also includes 8,551 shares held by Mr. Aberson's spouse, as to which shares Mr. Aberson shares voting and investment power.

(11)Includes 11,806 shares held in trusts with respect to which Mr. Ballard serves as trustee with the power to vote and invest such shares.

(12)Includes 1,388 shares held by Ms. Markstein as custodian for her children.

(13)Includes 21,613 shares held by Mr. Oliver under the Company's ESOP at December 31, 1994, the most current plan information available. Also includes 63,687 shares which Mr. Oliver may purchase under options granted under the Company's stock option plans and exercisable currently or within 60 days after the Record Date.

(14)Represents shares which Messrs. Pohn, Sachs and Small may purchase pursuant to options granted under their employment agreements with the Company and under the Company's stock option plans and exercisable currently or within 60 days after the Record Date. This also includes 1,256 shares held by Mr. Pohn, 1,169 shares held by Mr. Sachs and 774 shares held by Mr. Small under the Company's ESOP at December 31, 1994, the most current information available. (These numbers include shares represented by Company contributions not yet vested.)

(15)Includes 50,711 shares which Mr. Weber may purchase under options granted under the Company's stock option plans which are exercisable currently or within 60 days after the Record Date. This also includes 9,112 shares held by Mr. Weber under the Company's ESOP at December 31, 1994, the most current information available, and 1,091 shares held by Mr. Weber's spouse, as to which Mr. Weber shares voting and investment power.

(16)Includes 451,993 shares which may be purchased by all Execu-tive Officers as a group under options granted pursuant to employment contracts and/or the Company's stock option plans which are exercisable currently or within 60 days after the Record Date.


Information Concerning the Board of Directors

Directors' Compensation. Directors who are not officers of the Company are paid a fee of $1,000 for attendance at each meeting and $100 for non-attendance. Directors who are also officers are not paid any fee for serving as a director or attending any meetings. Under the Company's Non-employee Directors Deferred Compensation Plan, non-employee Directors may elect to defer director's fees into a participant account that includes a deferred stock account (consisting of shares of Common Stock of the Company) and/or a deferred cash account (which bears interest at the Bank's prime rate). Deferrals into the deferred stock account are credited at the rate of 110% of the applicable fee.

Meetings of the Board. During 1995, the Board of Directors of the Company held 11 regularly scheduled meetings and one annual organizational meeting. Each director of the Company attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he or she has served as a director; and (2) the total number of meetings held by all committees of the Board of Directors on which the director served in 1995.

Board Committees. The Board of Directors has an Audit Commit-tee, Planning and Management Committee and Nominating Commit-tee, each of which is comprised solely of non-employee direc-tors.

The Audit Committee consists of William C. Ballard, Jr.,
John S. Palmore, Donald G. McClinton, Thomas E. Sandefur, Jr. and Henry C. Wagner. The Audit Committee recommends to the Board of Directors the engagement of independent auditors for the Company (and the Bank), reviews the reports of regulatory examiners and independent auditors, reviews reports concerning the internal control structure and other similar matters, and makes recommendations to the Board of Directors as may be appropriate. The Audit Committee held six meetings during 1995.

The Planning and Management Committee consists of Raymond L. Sales, Leslie D. Aberson, William C. Ballard, Jr., Martha Layne Collins, Bruce J. Roth, Thomas E. Sandefur, Jr., and Henry C. Wagner. This Committee functions as the compensation committee of the Board to review the compensation of execu-tive officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. This committee is also responsible for administering the Company's Incentive Stock Option Plan. In addition, this Committee works with Company management regarding strategic planning issues. The Planning and Management Committee met six times during 1995.

The Nominating Committee consists of Robert P. Adelberg, Martha Layne Collins, Benjamin K. Richmond and Henry C. Wagner. The duties of the Nominating Committee include seeking qualified and capable individuals to serve on the Company's Board of Directors. The Committee will consider for nomination as directors persons recommended by shareholders. Such recommendations must be in writing and delivered to the Nominating Committee, Mid?America Bancorp, 500 West Broadway, Louisville, Kentucky 40202. The Nominating Committee met once during 1995.

Other Directorships. Directors of the Company hold director-ships in other companies registered under Section 12 or sub-ject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, or registered as an invest-ment company under the Investment Company Act of 1940, as follows: William C. Ballard, Jr. is a director of LG&E Energy Corp., United Healthcare Corp. and Vencor, Incorporated; Martha Layne Collins is a director of the Eastman Kodak Compa-ny and R. R. Donnelly & Sons Company; and Henry C. Wagner is a director of Lumex, Inc.

                                     EXECUTIVE COMPENSATION

The following Summary Compensation Table shows compensation information for Mr. Bertram W. Klein, Chairman, R. K.
Guillaume, Chief Executive Officer and five other Executive
Officers, as of year-end 1995, who were the most highly com-pensated in 1995.

                                   SUMMARY COMPENSATION TABLE

                                                   Long-Term
                       Annual Compensation        Compensation   All Other
  Name and                                       Stock Options  Compensation(2)
  Principal Position  Year    Salary   Bonus(1)   (in Shares)

Bertram W. Klein        1995 $400,000 $  -0-           10,300          $17,614
  Chairman of the       1994  400,000     44,000     -0-                20,127
  Board and until       1993  352,000     38,720       10,609           43,595
  October, 1995,
  Chief Executive
  Officer

R. K. Guillaume         1995   84,231   -0-          -0-              -0-
  Chief Executive       1994 -0-        -0-          -0-              -0-
  Officer since         1993 -0-        -0-          -0-              -0-
  October, 1995

Orson Oliver            1995  267,305   -0-            10,300           16,923
  President             1994  253,000     27,830     -0-                13,661
                        1993  230,000     25,300       10,609           13,951

Steven A. Small         1995  159,500   -0-            10,300           16,180
  Executive Vice        1994  145,000     15,950       10,927            3,563
  President & Chief     1993 *145,000   -0-            10,609              972
  Financial Officer

Thomas L. Weber         1995  158,235   -0-            10,300           14,482
  Executive Vice        1994  150,700     18,084     -0-                12,278
  President             1993  137,000     15,070       10,609            8,665

Gail Pohn               1995  155,925   -0-            10,300           20,390
  Executive Vice        1994  148,500     16,335     -0-                17,846
  President             1993 *135,000     14,849       10,609            6,000

Robert H. Sachs         1995  155,925   -0-            10,300           13,458
  Executive Vice        1994  148,500     16,335     -0-                10,064
  President &           1993 *125,000     13,750       56,490 (3)      -0-
  General Counsel

  *    Salary at annual rate for comparison purposes: employed only part of 1993.


(1)
The amounts shown in this column represent amounts earned
under the Company's Incentive Compensation Plan, pursuant to which Senior Vice Presidents, Executive Vice Presidents and other executive officers of the Company and the Bank are
eligible to receive a cash bonus or award if the Company's
annual return on assets is 1% or greater (See "Compensation Committee Report on Executive Compensation").
(2)
Amounts in this column include:
(a) Contributions by the Company to the Company's 401(K) and Employee Stock Ownership Plan, a defined contribution plan ("ESOP"), on behalf of the named executive officers. All employees of the Company who have attained age 20 1/2 and who have been credited with 500 hours of service in a six-month period with the Company or the Bank are generally eligible to participate in the ESOP. Participants may elect to have 2% to
5% of their pre-tax compensation contributed to the ESOP with the Company contributing an amount of up to 4 1/2% of the partic-ipant's compensation. Also includes Company contributions under the Company's Benefit Restoration Plan, a defined bene-
fit plan intended to restore benefits unavailable to partici-pants as a result of certain Internal Revenue Code limits on qualified plan benefits.
(b)  Amounts paid to the following named executive officers
under the Bank's KeyPer Plan during 1995, as follows:  Mr.
Klein, $5,633; Mr. Oliver, $5,856; and Mr. Weber, $2,909. The Key-Per Plan is an unfunded employee welfare benefit plan available to certain employees in the position of Senior Vice President or more senior office. After participants have held the office of Senior Vice President or higher with the Bank for 10 years, the participant begins to receive equal monthly payments from the Key-Per Plan over the next 10 years, provid-
ed the participant remains employed by the Bank during such period. There have been no participants added to the Key-Per Plan since 1986.
(c) A bonus available to all employees based on the earnings of the Company.
(d) For Mr. Pohn, $6,000 pursuant to an employment contract
and for Mr. Small $5,000 pursuant to an agreement to forego a contractual right.
(3)
Includes 34,954 SARs which are contingent upon the occurrence of a change in control of the Company prior to December 31, 1998. See discussion under the heading "Employment Contracts, Termination and Change in Control Arrangements" below.

                                       OPTION GRANTS IN 1995

The following table sets forth information as to the stock options granted to the named executive officers during 1995 pursuant to the Company's Incentive Stock Option Plan.

                                                                           Potential Realizable
                                                                            Value at
                             Percentage of                                  of Stock Price
                             Total Options  Exercise                       Appreciation for
                  Options    Employees in   Price          Expiration       Option Term (3)
Name              Granted(1)Fiscal 1995     ($/Share)          Date(2)       5%        10%


Bertram W. Klein  10,300            5.21%    $17.35         1/30/00      $ 28,603  $ 82,892
Orson Oliver      10,300            5.21%    15.77          1/30/05      102,152   258,873
Gail Pohn         10,300            5.21%    15.77          1/30/05      102,152   258,873
Robert H. Sachs   10,300            5.21%    15.77          1/30/05      102,152   258,873
Steven Small      10,300            5.21%    15.77          1/30/05      102,152   258,873
Thomas L. Weber   10,300            5.21%    15.77          1/30/05      102,152   258,873
______________________________________

 (1) All options were granted on January 30, 1995 and first become exercisable January 30, 1996. The exercise price of each of the options is equal to the closing price of the Company's Common Stock in the American Stock Exchange, Inc. ("AMEX") report-ed consolidated trading on the date of grant, with the exception of Mr. Klein's options which, as a result of Mr. Klein owning more than 10% of the outstanding voting stock of the Company, were granted at 110% of the closing price on such date. The number of options and the exercise price shown have been adjusted to reflect the effect of a stock dividend in 1995 after the grant of the options.
 (2) Because Mr. Klein owns more than 10% of the out-standing voting stock of the Company, Mr. Klein's options have a term of only five years whereas the options of all other executive officers have a term of ten years.
 (3) Based on actual option term and annual compound-ing, without regard to the taxes associated with gains upon option exercises. These amounts assume the stated rates of appreciation will be realized. Actual gains, if any, are dependent upon the fu-ture performance of the Company's Common Stock, as well as continued employment of the option holder through the vesting period.


                                  AGGREGATED OPTION EXERCISES IN
                           LAST FISCAL YEAR AND FISCAL YEAR?END VALUES

      The following table provides information about options exercised during 1995, and the unexercised options and stock appreciation rights (SARs) held at December 31, 1995 by the Named Officers. None of the named executive officers exercised SARs during 1995 or held SARs at the fiscal year-end, except as noted in the table. The value of the unexercised options and SARs is calculated based on the difference between the exercise price and the closing price of Common Stock as of December 29, 1995, as reported by the American Stock Exchange consolidated transaction reporting system ($18.00).



                                    Number of Securities
                                    Underlying Unexercised         Value of Unexercised
                                    Options/SARs Held at           In-the-Money Options/SARs
Fiscal Year-End               at Fiscal Year-End($)
             Shares          Value
             Acquired on     Realized
Name         Exercise(#)     ($)(1) Exercisable     Unexercisable Exercisable      Unexercisable

Bertram W. Klein 7,977    $23,612   33,925          10,300              $82,755    $6,695
Orson Oliver      1,360   7,568     53,387          10,300              263,780    22,969
Gail Pohn         - 0 -   - 0 -     21,536          10,300              47,677     22,969
Robert H. Sachs - 0 -     - 0 -     21,536          45,254(2)           36,531     22,969
Steven A. Small - 0 -     - 0 -     21,536          10,300              23,528     22,969
Thomas L. Weber - 0 -     - 0 -     40,411          10,300              164,778    22,969






________________

(1) Represents the difference between the market value of the Common Stock (or the sale price if shares were sold) on the day of exercise and the option exercise price.
(2) Includes 34,954 SARs which are contingent upon the occurrence of a change in control of the Company prior to December 31, 1998. See discussion under the heading "Employment Contracts, Termination and Change in Control Arrangements" below.


Retirement Plan

      The Company's non-contributory defined benefit Retirement Plan (the "Plan") originated on September 1, 1963 (as the
Bank's Retirement Plan prior to formation of the Company in
1983) and has been amended several times to comply with gov-ernmental regulations and to reflect other changes made since the Plan was adopted. All employees of the Company and the Bank who have attained age 20 1/2 and who have been credited with 500 hours of service in a six month period with the Company or the Bank are generally eligible to participate in the Plan.

      The table set forth below shows the estimated benefits payable following retirement at age 65 to persons in specified remuneration and years of participation classifications under the Plan. A portion of the benefits shown below will be paid from the Company's Benefit Restoration Plan, a defined benefit plan intended to restore benefits unavailable to participants as a result of certain Internal Revenue Code limits on quali-fied plan benefits.

                                       PENSION PLAN TABLE
                                              Years of Service


Remuneration     15 Years    20 Years       25 Years        30 Years       35 Years
$125,000         $27,765     $ 37,020       $ 46,275        $ 55,530       $ 64,785
 150,000          33,390       44,520         55,650          66,780         77,910
 175,000          39,015       52,020         65,025          78,030         91,035
 200,000          44,640       59,520         74,400          89,280        104,160
 225,000          50,265       67,020         83,775         100,530        117,285
 250,000          55,890       74,520         93,150         111,780        130,410
 300,000          67,140       89,520        111,900         134,280        156,650
 400,000          89,640      119,520        149,400         179,280        209,160
 450,000         100,890      134,520        168,150         201,780        235,410
 500,000         112,140      149,520        186,900         224,280        261,660

Covered compensation includes base salary. If an employee retires at the later of age 65 or the employee's fifth anni-versary of participation, the employee will be entitled to a monthly pension payable for life with a minimum of 120 guaran-teed payments equal to the product of: (1) the sum of 1% of the first $400 of the employee's average monthly compensation (highest 10 consecutive years) plus 1 1/2 % of the employee's average monthly compensation in excess of $400, multiplied by
(2) the employee's years of credited service (up to 35 years). Employees with more than 35 years of credited service are entitled to additional monthly payments equal to 1 1/2% of the employee's average monthly compensation multiplied by the employee's years of credited service in excess of 35 years. The benefits as determined above and as listed in the pension table are not subject to any deduction for Social Security or other offset amounts.

      As of December 31, 1995, the persons named in the Summary Compensation Table who participate in the Retirement Plan had the following number of complete years of accredited service:
Bertram W. Klein, 42 years; Orson Oliver, 20 years; Gail Pohn, 3 years; Robert H. Sachs, 3 years; Steven Small, 2 years; and Thomas L. Weber, 11 years.
 Employment Contracts, Termination and
Change in Control Arrangements

      The Company and the Bank have entered into an agreement with R. K. Guillaume under which Mr. Guillaume was employed as Vice Chairman and Chief Executive Officer of the Company and the Bank. This agreement, which contemplates his election as a director, commenced on October 2, 1995 and terminates October 1, 2000. Mr. Guillaume receives a base annual salary of $365,000 and participates in the benefit plans of the Company. If he is unable to work because of disability, he will receive 50% of base salary, continued coverage in the medical, dental, hospitalization and life insurance programs of the Company and continued accrual of credited service under the Pension Plan of the Company to age 65. Mr. Guillaume will receive his base pay and the continuation of certain benefits for 36 months if he is terminated without cause or is constructively terminated without cause. If such termination follows a change in con-trol, he will receive such payments in a lump sum without discount.

      The hiring of a new chief executive officer triggered the change in control provisions in the employment agreements of Orson Oliver, Gail Pohn, Robert Sachs, Steven Small, and three other executive officers. These provisions, in part, created five year employment agreements with each executive officer having the right to resign after two years of service and receive salary for three years. These agreements have been cancelled and new agreements have been entered into with each of these executives.

      Pursuant to the new agreement with Mr. Oliver, he receives a base annual salary of $315,000 and terms otherwise similar to that of Mr. Guillaume, plus $125,000 upon the completion of 5 years' service and $25,000 per year for each of the follow-ing three years, provided he remains employed. Mr. Pohn and Mr. Small have agreements expiring in 2003 and 2008, respec-tively. If they are terminated (or constructively terminated) without cause prior to January 1, 2001, they will receive salary payments and health insurance coverage for the full term of the agreements. If they are terminated (or construc-tively terminated) after December 31, 2000, they will receive a maximum of three years' pay. If the termination is after a change in control, they will receive, in addition, retirement benefits as if they had 15 years of credited service.

      The agreement with Mr. Sachs incorporates the provisions of his old agreement which expires on December 31, 1998, including the grant of 34,954 stock appreciation rights that upon a change of control prior to December 31, 1998 (and presuming continued employment), are converted into stock options. The new agreement provides, in addition, for the payment of a sum equal to two years' pay at the conclusion of its term and, if there is a change in control during its term, the grant of such years of credited service to bring his total years of credited service for pension purposes to 15.

                                     COMPENSATION COMMITTEE
                                REPORT ON EXECUTIVE COMPENSATION

      The Planning and Management Committee of the Board of Directors is comprised of the six non-employee directors named below. The principal duties of the committee are to review the compensation of executive officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. The Planning and Management Commit-tee has furnished the following report relating to executive compensation during 1995.

      The Company's Compensation Program for its executive officers consists of base salary, the opportunity to earn an annual performance-based bonus and the ability to receive discretionary stock option awards. Each of these elements of compensation is discussed below.

      Base Salary. Base salary levels are established by this Committee and the other forms of compensation are fixed as described below. In general, base salary levels are set at the minimum levels believed by this Committee to be sufficient to attract and retain qualified executives when considered with the components of the Company's compensation structure. Mr. Klein's last salary increase was in 1994. His salary was not increased in 1995. Mr. Guillaume became the Chief Execu-tive Officer in October, 1995. His salary was set at $365,000, which was in line with competitive salary practices.

      Incentive Compensation. The Committee believes that a portion of an executive officer's cash compensation should be subject to specific annual performance criteria. To accom-plish this objective, the Company, in 1991, adopted an Incen-tive Compensation Plan which (the "Bonus Plan"). The Bonus Plan is intended to provide an immediate recognition of mana-gerial efforts through a cash bonus or award tied to the Company's annual return on assets. The Bonus Plan is open to participation by Senior Vice Presidents, Executive Vice Presi-dents and other more senior executive officers of the Company and the Bank. The amount of cash bonus or award paid to each participant for a fiscal year is based on a ratio determined by dividing the consolidated net earnings of the Company by the total average consolidated assets of the Company for the fiscal year, determined in accordance with generally accepted accounting principles consistently applied, and the participa-nt's base salary and position during the fiscal year. Cash bonuses or awards to participants are determined under the following schedule:
                                      Award as a Percentage
                                        of Participant's
                                            Base Salary

Return on                    Executive Vice                       Senior Vice
Assets Ratio                 Presidents and Above                 Presidents
0-.99%                                      0%                      0%
1.00-.09%                                  10%                     5.0%
1.10-1.19%                                  11%                     5.5%
1.20-1.29%                                  12%                     6.0%
1.30-1.39%                                  13%                     6.5%
1.40-1.49%                                  14%                     7.0%
1.50% and above                             15%                     7.5%
      The Committee has discretion to make adjustments in deter-mining the Return on Assets Ratio only if such ratio is af-fected by extraordinary, unusual or non-recurring items of income or expense, a change in accounting principles or a revaluation of assets. Such adjustment will be made only as the Committee deems necessary and appropriate in order to compensate equitably (or withhold compensation from) partici-pants in a manner which accurately recognizes their efforts in furthering the Company's performance and earnings growth.

      For the 1995 fiscal year, the Company's Return on Assets
Ratio was 0.69%. No bonus will be paid to employees under the Bonus Plan with respect to 1995 performance.

      Stock Option Program. The Company has also adopted the 1995 Incentive Stock Option Plan. The Committee believes that by providing those officers who have substantial responsibili-ty for the management and growth of the Company and the Bank an opportunity to increase their ownership of the Company's Common Stock, the interests of shareholders and executives will be closely aligned. The Committee also believes that stock options whether under this Plan or otherwise are an important component in attracting and keeping quality person-nel and in contributing to the long term objectives of the Company. Therefore, persons holding the positions of Assis-tant Vice President or more senior offices in the Company and the Bank are eligible to receive stock options from time to time, giving them the right to purchase shares of the Company- 's Common Stock at a specified price in the future. Options are granted at an exercise price not less than the closing price of the Company's Common Stock in the AMEX reporting consolidated trading on the date of grant. In addition, in the case of Mr. Klein (and any other participants who may own more than 10% of the outstanding voting stock of the Company in the future), the option price of the shares is not less than 110% of such closing price on the date of grant.

      The Committee has discretion in determining whether op-tions will be awarded in any given year, which eligible offi-cers will receive options and the number of options to be received by such officer. Decisions concerning options for a particular year are made in the following year. Thus, in 1995 the Options Committee made an award of options based upon the continued strong performance of the Company during 1994. That award is reflected as 1995 compensation in this Proxy State-ment. The Committee believes this award is justified based upon the continued strong performance of the Company and the Bank under the leadership of these officers.

      OBRA Deductibility Limitation.          The Omnibus Budget
Reconciliation Act of 1993 prohibits the deduction by public companies of compensation of certain executive officers in excess of $1 million, unless certain criteria are met. The Company has determined not to take any action at this time with respect to its compensation plans to seek to meet these criteria.

Planning and Management Committee

Raymond L. Sales, Chairman                          Leslie D. Aberson
William C. Ballard                                  Martha Layne Collins
Henry C. Wagner                                     Bruce Roth
Thomas E. Sandefur, Jr.


                                     COMPENSATION COMMITTEE
                              INTERLOCKS AND INSIDER PARTICIPATION

      The Planning and Management Committee of the Board of Directors is responsible for executive compensation decisions as described above. During 1995, the committee consisted of Raymond L. Sales, Leslie D. Aberson, William C. Ballard, Martha Layne Collins, Bruce Roth, Thomas E. Sandefur and Henry C. Wagner. Mr. Sales is a partner in the law firm of Segal, Isenberg, Sales, Stewart, Cutler & Tillman, which the Company retained to perform various legal services during 1995.

                                       OTHER TRANSACTIONS

      In the ordinary course of its business, the Company, through the Bank, has in the past and expects to have in the future, banking transactions including lending, with its directors, officers, principal shareholders and their associ-ates. Loans made to such persons are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, involving no more than normal risk of collection and presenting no unfavor-able features.


              COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
                                 OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's stock, to file with the Securities Exchange Commission initial re-ports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) re-ports they file. Based solely on its review of the copies of such reports received or written representations, the Company believes that during the last fiscal year all reports required by Section 16(a) were filed on a timely basis.

              COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN

      The following graph shows the cumulative return experi-enced by the Company's shareholders during the last five years compared to the S&P 500 Composite Stock Index and the NASDAQ CRSP Bank Index. The graph assumes the investment of $100 on December 31, 1990 in the Company's Common Stock and each index and the reinvestment of all dividends paid during the five-year period.

                    12/31/90    12/31/91    12/31/92    12/31/93  12/31/94  12/31/95


Nasdaq CRSP Bank     100.00      164.09      239.98      272.39    271.41      404.35
Mid-America-KY       100.00      127.63      170.91      200.87    205.18      232.27
S&P 500 Total Return 100.00      130.48      140.41      154.57    156.29      210.57













                                       INDEPENDENT AUDITORS

      The selection of independent auditors to audit the Compa-ny's consolidated financial statements for the year ended December 31,1996, has not yet been made. The timing of this selection has been extended to allow the Audit Committee of the Board of Directors additional time (both for this year and in future years) to review the performance of the independent auditors during the past year, the complete results of the audit process and to make its recommendation to the Board of Directors. The Board of Directors intends to select an inde-pendent auditor following its receipt of the recommendation of the Audit Committee by the end of the second quarter of 1996. KPMG Peat Marwick LLP has acted as the Company's independent auditors since 1990. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire, and will answer appropriate questions directed to them relating to their audit of the Company's consolidated financial state-ments.

                                          OTHER MATTERS

      The only matters to be considered at the Annual Meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Meeting and routine matters incident to the conduct of the meeting.
However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote such proxy in accordance with their judgments in such matters.

                          SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

      Shareholders who desire to present proposals at the 1997 annual meeting of shareholders must forward them in writing to the President of the Company so that they are received no later than November 11, 1996, in order to be considered for inclusion in the Company's proxy statement for such meeting.



                            By order of the Board of Directors

Orson Oliver
President
Louisville, Kentucky
March 18, 1996
                                    APPENDIX TO PROXY STATEMENT
                                          FORM OF PROXY



                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                         MID-AMERICA BANCORP
                                          500 WEST BROADWAY
                                      LOUISVILLE, KENTUCKY  40202
                               PROXY--ANNUAL MEETING OF STOCKHOLDERS

             The undersigned, a shareholder of MID-AMERICA BANCORP, a Kentucky corporation (the "Company"), hereby appoints BERTRAM W. KLEIN, ORSON OLIVER and ROBERT H. SACHS, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held in the William Ray Gallery of the Kentucky Derby Museum at Churchill Downs, 704 Central Avenue, Louisville, Kentucky 40208, on April 18, 1996, at 10:00 a.m., Eastern Daylight time, and at any adjournment thereof.

           The undersigned hereby instructs said proxies or their substitutes:

1.  ELECTION OF DIRECTORS.
         Nominees:        Donald McClinton, John Palmore, Woodford Porter, Sr.,
Raymond  Sales, Thomas Sandefur, Jerome Pakenham, Raymond Guillaume.


               ___Vote FOR all nominees listed above  ___WITHHOLD AUTHORITY
                  (except those listed below)            to vote for all
                                                         nominees listed above

              INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space below.





This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.








This Proxy, when properly executed, will be voted in accordance with any directions hereinbefore given. Unless otherwise specified, this proxy will be voted FOR the nominees named above with the discretionary authority described in the accompanying proxy statement. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE.


2. DISCRETIONARY AUTHORITY. To vote with discretionary authority with respect to all other matters which may properly come before the meeting.

                  The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 18, 1996 and a copy of the Company's Annual Report for the period ended December 31, 1995.


                         Please sign exactly as shares are registered. If shares are held by joint tenants, all parties in the joint tenancy must sign.When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corpo-ration, please sign in full corporate name by presi-dent or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         ______________________________________________
                         Signature                                     Date

                         ______________________________________________
                         Signature, if held jointly                    Date

                                                                  Shares